EXHIBIT 21.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-280736 on Form S-8 of our report dated March 24, 2025, relating to the financial statements of Oklo Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche, LLP

San Jose, California
March 24, 2025